CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 119 to the Registration Statement (Form N-1A Nos. 2-49073 and 811-02410) of our report dated February 26, 2020 on the financial statement and financial highlights of Dreyfus Liquid Assets, Inc. (the “Fund”) included in the Fund’s annual report for the fiscal year ended December 31, 2019.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

April 24, 2020